Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-156051) of Parkway Properties, Inc.,

(2) Registration Statement (Form S-3 No. 333-156050) of Parkway Properties, Inc.,

(3) Registration Statement (Form S-8 on Form S-3, No. 333-88861) and related prospectuses pertaining to the Parkway Properties, Inc. Employee Excellence Recognition Plan, 1997 Non-Employee Directors' Stock Ownership Plan, 1994 Stock Option and Long-Term Incentive Plan and 1991 Directors Stock Option Plan,

(4) Registration Statement (Form S-8 on Form S-3, No. 333-00311) and related prospectus pertaining to the Parkway Properties, Inc. 1994 Stock Option Plan, 1991 Incentive Plan and 1991 Directors Stock Option Plan,

(5) Registration Statement (Form S-8, No. 333-100565) pertaining to the Parkway Properties, Inc. 2001 Directors Stock Option Plan,

(6) Registration Statement (Form S-8, No. 333-115286), and pertaining to the Parkway Properties, Inc. 2003 Equity Incentive Plan and the Employee Excellence Recognition Plan, and

(7) Registration Statement (Form S-8, No. 333-134069) pertaining to the Parkway Properties, Inc. 2006 Employee Stock Purchase Plan,

of our report dated February 27, 2008, with respect to the consolidated financial statements and schedule of Parkway Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

March 5, 2010